As filed with the Securities and Exchange Commission on December 5, 2002.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4527222 (I.R.S. Employer Identification No.)

22619 Pacific Coast Highway Malibu, California (Address of principal executive offices)	90265 (Zip code)

JAKKS PACIFIC, INC. 2002 Stock Award and Incentive Plan
(Full title of the plan)

JACK FRIEDMAN
Chairman and Chief Executive Officer
JAKKS Pacific, Inc.
22619 Pacific Coast Highway
Malibu, California 90265
(Name and address of agent for service)

(310) 456-7799
(Telephone number, including area code, of agent for service)

Copy to:
MURRAY L. SKALA, ESQ.
Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP
750 Lexington Avenue
New York, New York 10022
Telephone: (212) 888-8200 Facsimile: (212) 888-7776

CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
TITLE OF		MAXIMUM	MAXIMUM
SECURITIES	AMOUNT	OFFERING	AGGREGATE	AMOUNT OF
TO BE	TO BE	PRICE	OFFERING	REGISTRATION
REGISTERED	REGISTERED	PER SHARE	PRICE	FEE

Common Stock	2,300,000	$16.3650	$37,639,500 (1)	$3,462.84
($.001 par value)	shares

(1)	Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the shares of Common Stock on the Nasdaq National Market on December 3, 2002.

THIS REGISTRATION STATEMENT RELATES TO 2,300,000 SHARES OF THE REGISTRANT’S COMMON STOCK, PAR VALUE $.001 PER SHARE, WHICH BECAME SUBJECT TO THE REGISTRANT’S 2002 STOCK AWARD AND INCENTIVE PLAN ON SEPTEMBER 27, 2002.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the “Commission”) by JAKKS Pacific, Inc., a Delaware corporation (the “Company” or the “Registrant”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K/A for the year ended December 31, 2001.

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002 (as amended), June 30, 2002 and September 30, 2002.

(c)	The description of the Common Stock set forth in the Company’s Registration Statement on Form 8-A, filed March 29, 1996 and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock included in this Prospectus has been passed upon for the Company by Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, New York, New York. Murray L. Skala, a partner in such firm is a director of the Company and, as of the date of this Registration Statement, holds options to purchase 52,771 shares of Common Stock and owns 3,186 shares which are held by him as trustee under a trust for the benefit of children of Mr. Friedman.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Incorporated by reference to Item 15 of Part II (page II-1) of the Registration Statement on Form S-3 (Reg. No. 333-86800) filed on April 23, 2002.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION OF EXHIBIT

4.1	2002 Stock Award and Incentive Plan.(*)

5.1	Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP(*)

23.1	Consent of PKF, Certified Public Accountants, A Professional Corporation(*)

23.2	Consent of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP (contained in Exhibit 5.1)(*)

*	Filed herewith.

ITEM 9. UNDERTAKINGS.

     The Registrant hereby undertakes:

(i)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

(ii)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(iv)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malibu, State of California on the 5th day of December, 2002.

JAKKS PACIFIC, INC.

By:	/s/ JACK FRIEDMAN
Jack Friedman Chief Executive Officer and Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	Title	Date

/s/ JACK FRIEDMAN Jack Friedman	Chief Executive Officer and Chairman (Principal Executive Officer)	December 5, 2002

/s/ JOEL M. BENNETT Joel M. Bennett	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2002

/s/ STEPHEN G. BERMAN Stephen G. Berman	Director	December 5, 2002

/s/ DAVID C. BLATTE David C. Blatte	Director	December 5, 2002

/s/ ROBERT E. GLICK Robert E. Glick	Director	December 5, 2002

/s/ MICHAEL G. MILLER Michael G. Miller	Director	December 5, 2002

/s/ MURRAY L. SKALA Murray L. Skala	Director	December 5, 2002

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION OF EXHIBIT

4.1	2002 Stock Award and Incentive Plan(*)

5.1	Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP(*)

23.1	Consent of PKF, Certified Public Accountants, A Professional Corporation(*)

23.2	Consent of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP (contained in Exhibit 5.1)(*)

*	Filed herewith.